SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2006

FRONTIER AIRLINES, INC

(Exact name of Registrant as specified in its charter)

Colorado	0-24126	84-1256945
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

7001 Tower Road, Denver, CO		80249
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (720) 374-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2006, Frontier Airlines, Inc. (“Frontier”) announced a reorganization in which Frontier will establish a publicly traded parent holding company in Delaware.  In order to effect the reorganization, Frontier has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Frontier Airlines Holdings, Inc. (“Frontier Holdings”), a Delaware corporation and wholly-owned subsidiary of Frontier, and FA Sub, Inc. (“Merger Sub”), a Colorado corporation and wholly-owned subsidiary of Frontier Holdings.  The Merger Agreement provides that Frontier will merge with and into Merger Sub, subject to satisfaction of conditions, including the approval of Frontier’s shareholders.  If the merger is completed, Frontier’s existing shareholders will receive one share of Frontier Holdings common stock for each share of Frontier common stock they currently hold.

For a more detailed description of the reorganization transaction, see the joint proxy statement/prospectus filed by Frontier Holdings as part of a registration statement on Form S-4, dated January 31, 2006.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1

Agreement and Plan of Merger by and among Frontier Airlines, Inc., Frontier Airlines Holdings, Inc., and FA Sub, Inc., dated January 31, 2006 (Annex I to joint proxy statement/prospectus included in the Registration Statement on Form S-4, File No. 333-131407, filed by Frontier Airlines Holdings, Inc. on January 31, 2006).

Exhibit 99.1	Press Release of Frontier Airlines, Inc. dated January 31, 2006.
Exhibit 99.2	Internal Employee Communication of Frontier Airlines, Inc. dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER AIRLINES, INC.

Date: January 31, 2006	By:	/s/ David Sislowski
David Sislowski, Vice President –
Administration and General Counsel

Exhibit Index

Exhibit 10.1

Agreement and Plan of Merger by and among Frontier Airlines, Inc., Frontier Airlines Holdings, Inc., and FA Sub, Inc., dated January 31, 2006 (Annex I to joint proxy statement/prospectus included in the Registration Statement on Form S-4, File No. 333-131407, filed by Frontier Airlines Holdings, Inc. on January 31, 2006).

Exhibit 99.1	Press Release of Frontier Airlines, Inc. dated January 31, 2006.
Exhibit 99.2	Internal Employee Communication of Frontier Airlines, Inc. dated January 31, 2006.